UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2001

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

300 Park Boulevard, Suite 405, Itasca, Illinois (Address of principal executive offices)	60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name and address, if changed since last report)

FIRST MIDWEST BANCORP, INC.
FORM 8-K
April 25, 2001

Item 5. Other Events

First Midwest Bancorp, Inc. (the "Company") announced today that at its Annual Shareholders Meeting held on April 25, 2001, Brother James Gaffney, John L. Sterling and J. Stephen Vanderwoude were elected Directors to serve until the year 2004. In a separate action, the amendment to the Company's 1989 Omnibus Stock and Incentive Plan to reserve additional shares was approved. Number of shares voted for each matter are presented in the table below.

		Number of Shares Voted (1)
		For	Abstain	Against

1.)	Election of three directors:(2)

	Brother James Gaffney	34,419,845	264,459	N/A
	John L. Sterling	34,412,851	271,453	N/A
	J. Stephen Vanderwoude	34,344,183	340,121	N/A

2.)	Considering a proposal to amend the Company's 1989 Omnibus Stock and Incentive Plan (3)	27,992,088(4)	218,747	6,473,466

Notes

(1)	Represents 83.5% of shares outstanding.
(2)	Each of the three directors received votes in favor of at least 99% of the shares voted.
(3)	The proposal to amend the Company's 1989 Omnibus Stock and Incentive Plan is fully described in the Company's Proxy Statement as filed with the Securities and Exchange Commission on March 6, 2001.
(4)	Represents 78.8% of shares voted.

Additionally, Robert P. O'Meara, Chairman and Chief Executive Officer, presented an overview of the Company and its results from operations for the year ended December 31, 2000 and for the three months ended March 31, 2001.

The results of the Annual Shareholders Meeting and the presentation materials will be available for viewing in the Investor Relations section on the Company's website, www.firstmidwest.com, on April 25, 2001 at approximately 1:00pm CDT and for 7 days thereafter.

Item 7. Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibit Index:

99	Press Release issued by First Midwest Bancorp, Inc. dated April 25, 2001.

99.1	Power Point presentation delivered by Registrant's Chief Executive Officer at the Registrant's Annual Shareholders Meeting.

The following Items are not applicable for this Form 8-K:

Item 1.	Changes in Control of Registrant

Item 2.	Acquisition or Disposition of Assets

Item 3.	Bankruptcy or Receivership

Item 4.	Changes in Registrant's Certifying Accountant

Item 6.	Resignations of Registrant's Directors

Item 8.	Change in Fiscal Year

Item 9.	Sales of Equity Securities Pursuant to Regulation S

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2001	First Midwest Bancorp, Inc. (Registrant) /s/ DONALD J. SWISTOWICZ Donald J. Swistowicz Executive Vice President